         HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

         Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

Consolidated Balance Sheet:
December 31, 2011 and 2012	F-3

Consolidated Statements of Operations:
Year ended December 31, 2011 and 2012	F-4

Consolidated Statement of Stockholders Equity:
December 31, 2011 and 2012	F-5

Consolidated Statements of Cash Flows:
Year ended December 31, 2011 and 2012	F-6

Notes to Financial Statements:
December 31, 2012	F-7

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA 98103

206.547.6050

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Healthcare Corporation of America & Subsidiaries

We have audited the accompanying balance sheets of Healthcare Corporation of America & Subsidiaries as of December 31, 2011(Restated) and December 31, 2012 and the related statements of operations, stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2012 (December 31, 2011 Restated). Healthcare Corporation of America & Subsidiaries management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Corporation of America & Subsidiaries as of December 31, 2011(Restated) and 2012, and the results of its operations and cash flows for the periods then ended in conformity with generally accepted accounting principles in the United States of America.

/s/ Thomas J. Harris

Seattle, Washington

February 28, 2013

F-1

THOMAS J. HARRIS

CERTIFIED PUBLIC ACCOUNTANT

3901 STONE WAY N., SUITE 202

SEATTLE, WA 98103

206.547.6050

REGISTERED AUDITOR'S CONSENT

I, Thomas J. Harris, CPA, of 3901 Stone Way North, Suite # 202, Seattle, WA. 98103, do hereby consent to the use of my report dated February 28, 2013 on the financial statements of Healthcare Corporation of America & Subsidiaries as of December 31, 2011 and 2012 to be included in and made part of any filing to be filed with the U. S. Securities and Exchange Commission. I also consent to your use of my name as in the Experts Section of those forms.

Dated this 28th day of February, 2013.

/s/ Thomas J. Harris

Thomas J. Harris

Certified Public Accountant

F-2

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Balance Sheet

Audited

	Restated
	December 31,	December 31,
	2011	2012

ASSETS
Current assets:
Cash	$3,354,385	$1,791,089
Accounts receivable	451,180	1,220,065
Rebates receivable		1,638,000
Other receivable		40,867
Inventory	285,708	573,540
Prepaid Loan Fees		488,229
Total current assets	4,091,273	5,751,790

Property and equipment, net of accumulated depreciation, restated	824,284	1,114,055

Other assets:
Security deposits	66,131	66,131
Other	33,488	58,743
	99,619	124,874

Total assets	$5,015,176	$6,990,719

LIABILITIES
Current liabilities:
Accounts payable	$4,490,901	$1,514,857
Accrued expenses	207,100	453,057
Accrued taxes payable	6,391	11,071
Note payable		4,947,613
Redeemable preferred stock		458,800
Warrant liability		518,587
Current portion of long term debt	78,800	137,703
Total current liabilities	4,783,192	8,041,688

Total current liabilities	4,783,192	8,041,688

Long term liabilities:
Deferred rent	48,296	64,133
Leases payable	439,953	399,382

Total long term liabilities	488,249	463,515

Total Liabilities	5,271,441	8,505,203

STOCKHOLDERS' DEFICIT
Common stock, no par value, 50,000,000 authorized, 37,879,809 and 40,000,009 shares issued and outstanding	3,525,294	3,556,056
Stock redemption		(100,000)
Accumulated deficit, restated	(3,781,559)	(4,970,540)
Total stockholders' equity	(256,265)	(1,514,484)
Total liabilities and stockholders equity	$5,015,176	$6,990,719

The accompanying notes are an integral part of these statements.

F-3

 HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Statement of Operations

Audited

	Restated
	Year Ended	Year Ended
	December 31,	December 31,
	2011	2012

Sales	$28,226,088	$38,401,140

Cost of Sales	25,406,749	31,650,232

Gross Profit	2,819,339	6,750,908

General and administrative expenses:
Wages and taxes	1,795,693	3,166,830
Commissions	376,566	1,286,842
Advertising and marketing	12,196	78,466
Legal and professional	123,395	467,246
Computer and internet	35,735	13,649
Travel and entertainment	47,347	153,384
Insurance	105,104	626,456
Office and postage	55,721	184,365
Rent	217,499	182,455
Depreciation and amortization	64,236	205,997
Bad debts	1,931,310	695,833
Other office and miscellaneous	116,464	238,080
Total operating expenses	4,881,266	7,299,603
Income/(Loss) from operations	(2,061,927)	(548,695)

Other income (expense):
Interest income		1,017
Interest (expense)	(8,274)	(634,319)
Other (expense)		(6,984)
Income/(Loss) before taxes	(2,070,201)	(1,188,981)

Provision/(credit) for taxes on income	-	-
Net Income/(loss)	$(2,070,201)	$(1,188,981)

Basic earnings/(loss) per common share	$(0.05)	$(0.03)

Weighted average number of shares outstanding	37,879,809	38,939,909

The accompanying notes are an integral part of these statements.

F-4

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Statement of Stockholders' Deficit

Audited

	Common stock		Stock	Accumulated
	Shares	Amount	Redemption	Deficit	Totals

Balance, December 31, 2010 (audited), restated	21,878,450	$1,529,060		$(1,711,358)	$(182,298)

Stock-based compensation	10,469,109	410,529			410,529

Common stock cancelled	(1,392,000)	(57,500)			(57,500)

Common stock issued	6,924,250	1,643,205			1,643,205

Net (loss) for the period				(2,070,201)	(2,070,201)

Balance, December 31, 2011 (audited)	37,879,809	3,525,294		(3,781,559)	(256,265)

Common and preferred shares issued	2,120,200	30,762			30,762

Stock redemption			(100,000)		(100,000)

Net (loss) for the period				(1,188,981)	(1,188,981)

Balance, December 31, 2012 (audited)	40,000,009	$3,556,056	$(100,000)	$(4,970,540)	$(1,514,484)

The accompanying notes are an integral part of these statements.

F-5

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

Consolidated Statement of Cash Flows

Audited

	Restated
	December 31,	December 31,
	2011	2012

Cash flows from operating activities:
Net income (loss)	$(2,070,201)	$(1,188,981)

Adjustments to reconcile net (loss) to cash provided (used) by operating activities:
Common stock issued for services	410,529
Depreciation and amortization, restated	64,236	205,997
Change in current assets and liabilities:
Accounts receivable	(439,069)	(768,885)
Rebates		(1,638,000)
Other receivables		(40,867)
Inventory	(284,419)	(287,832)
Prepaid expenses and other current assets	(45,349)	(513,484)
Other assets
Accounts payable and accrued expenses	4,104,496	(2,725,399)
Deferred rent, restated	56,402	16,478
Net cash flows from operating activities	1,796,625	(6,940,973)

Cash flows from investing activities:
Purchase of fixed assets, restated	(880,761)	(495,768)

Net cash flows from investing activities	(880,761)	(495,768)

Cash flows from financing activities:
Proceeds from sale of common stock	1,643,205	30,762
Proceeds from notes payable		4,947,613
Redeemable preferred stock		458,800
Warrants issued		518,587
Redemption of common stock	(57,500)	(100,000)
Proceeds/(payments) from capital leases, restated	510,647	17,683

Net cash flows from financing activities	2,096,352	5,873,445
Net cash flows	3,012,216	(1,563,296)

Cash and equivalents, beginning of period	342,169	3,354,385
Cash and equivalents, end of period	$3,354,385	$1,791,089

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS FOR:
Interest	$(8,274)	$(231,262)
Income taxes		$-

The accompanying notes are an integral part of these statements.

F-6

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 1 – Summary of Significant Accounting Policies:

General Organization and Business

Healthcare Corporation of America and Subsidiaries (the “Company”), are New Jersey Corporations. The consolidated companies are primarily engaged in the health benefits industry which provides benefit management services and mail order pharmacy fulfillment. The subsidiaries are Prescription Corporation of America Benefits (“PCB”) and Prescription Corporation of America (“PCA”). Healthcare Corporation of America was incorporated on February 26, 2008, Prescription Corporation of America Benefits was incorporated on October 7, 2010 and Prescription Corporation of America was incorporated on January 11, 2008.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Changes in classification of 2011 amounts have been made to conform to current presentations.

Basis of consolidated

The consolidated financial statements include the accounts of Healthcare Corporation of America and its wholly-owned subsidiaries PCA and PCB, (collectively, the Company). All significant intercompany transactions and balances have been eliminated in consolidation.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statement of cash flows, we consider all cash in banks, money market funds, and certificates of deposit with a maturity of less than three months to be cash equivalents. For cash management purposes, the Company concentrates its cash holdings in multiple checking accounts at Chase Bank. The balances in these accounts may exceed the federally insured limit of $250,000 by the Federal Deposit Insurance Corporation in case of bank failure. At December 31, 2012, the Company had $1,040,836 in excess of the insurance limit at this bank.

Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation. Depreciation is computed primarily by the straight line method over the estimated useful lives of the assets ranging from five to thirty-nine years.

Inventory

Inventory is recorded at lower of cost or market; cost is computed on a first-in first-out basis. The inventory consists of finished goods. Inventory at year end was $573,540.

F-7

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Accounts receivable

Trade receivables are carried at original invoice amount. Accounts receivable are written off to bad debt expense using the direct write-off method. Receivables past due for more than 120 days are considered delinquent. Management determines uncollectible accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and by using historical experience applied to an aging of accounts. Recoveries of trade receivables previously written off are recorded when received.

Revenue recognition

Benefit management services revenues are recognized over the period in which members are entitled to receive benefits. Mail order pharmacy fulfillment sales are recognized when the order is shipped to plan members.

Rebates are recorded on a monthly basis. On fully funded accounts the revenue is recorded in the month of service. For self-insured accounts the amounts are billed weekly or recorded on a cash basis.

Stock-based compensation

The Company accounts for equity awards based on the fair value of the common stock at the date of issue. Expense is recognized when the common stock is issued.

Fair value of financial instruments and derivative financial instruments

We have adopted Accounting Standards Codification regarding Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments. The carrying amounts of cash, accounts payable, accrued expenses, and other current liabilities approximate fair value because of the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. We do not hold or issue financial instruments for trading purposes, nor do we utilize derivative instruments in the management of foreign exchange, commodity price or interest rate market risks.

Federal income taxes

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with Accounting Standards Codification regarding Accounting for Income Taxes, which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred taxes are provided for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

Net Income Per Share of Common Stock

We have adopted Accounting Standards Codification regarding Earnings per Share, which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. We do not compute fully diluted earnings per share because they are antidilutive.

F-8

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Internal Website Development Costs

Under ASC350-50, Website Development Costs, costs and expenses incurred during the planning and operating stages of the Company's website are expensed as incurred.  Under ASC 350-50, costs incurred in the website application and infrastructure development stages are capitalized by the Company and amortized to expense over the website's estimated useful life or period of benefit.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  The Company records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated. During 2012, the Company incurred $689,264 in offering costs which were capitalized and amortized over the life of the loan.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions.  As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Risk Concentration

The Company grants unsecured credit to its customers. The Company continuously monitors the payment performance of its customers to ensure collections and minimize losses. Management does not believe that significant credit risks exist at December 31, 2012. Management has determined that an allowance for doubtful accounts is not necessary at December 31, 2012 since no losses have been incurred to date.

Advertising:

The Company expenses all costs of advertising as incurred. The advertising costs included in general and administrative expenses for the year ended December 31, 2011 and 2012 were $12,196 and $78,466, respectively

Note 2 – Restatement:

The financial statements have been revised to correct an error in accounting for the Company’s capital leases, accrued rent and accrued taxes. In accordance with applicable Generally Accepted Accounting Principles (GAAP), the Company calculated and recognized adjustments accordingly.

F-9

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

The following table represents the effects of the restated statements as of December 31, 2011.

	Restated	Original
	12/31/2011	12/31/2011
Property and Equipment, net	$824,284	$338,631

Accounts payable	$4,490,901	$2,559,592

Leases payable	$510,647	$-

Deferred rent	$56,402	$-

Accrued taxes	$6,391	$-

General and Administrative expenses	$4,881,266	$2,876,835

Retained earnings	$(3,781,559)	$(1,762,462)

Note 3 – Rebates:

The Company earns rebates on all completed transactions. The rebates equate to $21.40 for retail and $42.25 for mail order. The Company has recorded $1,638,000 in rebates receivable at December 31, 2012.

Note 4 – Commitments and contingencies:

Operating leases:

The Company leases office space in Denville, New Jersey and office equipment. The office lease requires the following minimum rental payments:

Minimum Rental Payments
Premise
2013	$202,140
2014	212,888
2015	207,733
2016	219,270
2017	36,630
Thereafter	-

$878,661

Rent expense for the period ended December 31, 2011 and 2012 was $217,499 and $182,455.

The Company also has a deferred rental agreement with their landlord. The Company has recorded deferred rent at December 31, 2011 of $56,402 and$72,888 on December 31, 2012. The deferral amortizes over the life of the lease that expires in February 2017.

F-10

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 5 – Employment agreements:

In 2012, the Company entered into employment agreements with four of its senior officers. The agreements specify an aggregate guaranteed salaries of $930,000 each year of employment. The agreements allow the Company to terminate these individuals for cause. At December 31, 2012 the Company has four remaining agreements.

Note 6 – Litigation:

During 2012, the Company filed suit against its past adjudicator of claims for overcharges, over payment on claims, errors and misclassifications, and rebates owed from drug manufacturers. . Management and General Counsel have filed suit for over $5 million. Management has taken General Counsel’s recommendation that the outcome of this lawsuit is undeterminable. The Company has not recorded any receivable and will record any revenue when and if received.

On August 14, 2012, The Company entered into an agreement with a shareholder to buy back 500,000 shares of common stock for $100,000. The order also called upon the payment of $50,000 in legal fees. As of December 31, 2012, the Company had not received the 500,000 shares of common stock but had paid the settlement. The Company received these shares in February 2013. A stock redemption was recorded on December 31, 2012 in the amount of $100,000.

Note 7 – Common Stock

During 2011, the Company issued 10,469,109 shares of common stock with a fair value range of $0.03 to $0.31 to its full-time employees and consultants in recognition of their efforts to assist and develop the Company. Stock-based compensation costs amounted to $410,529. These shares vested immediately and are freely tradable.

During 2012, the Company issued 2,120,200 shares of common stock with a fair value range of $0.01 to $0.31. These shares are freely tradable.

During 2012, the Company settled a suit with a shareholder to repurchase 500,000 shares of its common stock. These shares were recorded as a stock redemption for $100,000 and the shares were received in February 2013.

Note 8 – Property and Equipment

The Company values its investment in property and equipment at cost less accumulated depreciation.

Following is a detail break-out of its property and equipment:

	2011	2012
Furniture and fixtures	$883,195	$1,374,126
Leasehold improvements	5,325	10,162

	888,520	1,384,288
Accumulated depreciation	(64,236)	(270,233)

Net property and equipment	$824,284	$1,114,055

The Company recorded depreciation expense of $64,236 and $205,997 for the years ended December 31, 2011 and 2012, respectively.

F-11

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Note 9 – Long Term Debt – Leases

Long-term debt at December 31, 2012 is summarized as follows:

	Due within	Due after	Total
	One year	One year	12/31/2012
Note payable in monthly installments of $2,140 including 8% interest, secured by equipment	$22,416	$123,592	$146,008

Note payable in monthly installments of $1,712 including 8% interest, secured by equipment	17,932	137,370	155,302

Note payable in monthly installments of $1,117 including 12% interest, secured by equipment	8,952	32,049	41,001

Note payable in monthly installments of $1,764 including 12% interest, secured by equipment	17,939	16,694	34,633

Note payable in monthly installments of $1,672 including 12% interest, secured by equipment	17,008	15,828	32,836

Note payable in monthly installments of $764 including 7% interest, secured by equipment	7,757	15,715	23,472

Note payable in monthly installments of $1,383 including 6.2% interest, secured by equipment	15,089	16,053	31,142

Note payable in monthly installments of $212 including 7% interest, secured by equipment	2,169	4,182	6,351

Note payable in monthly installments of $1,159 including 6.9% interest, secured by equipment	11,869	22,853	34,722

Note payable in monthly installments of $763 including 6.9% interest, secured by equipment	7,818	15,046	22,864

	$128,949	$399,382	$528,331

F-12

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

Future maturities of long term debt are as follows:

December 31, 2013	$123,819
December 31, 2014	85,531
December 31, 2015	46,700
December 31, 2016	68,810
December 31, 2017	74,522

$399,382

Note 10 – Income Taxes

The provision (benefit) for income taxes for the years ended December 31, 2011 and 2012, were as follows:

	Year Ended December 31,
	2011	2012

Current Tax Provision:
Federal-
Taxable income	$-	$-

Total current tax provision	$-	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$312,361	$703,868
Change in valuation allowance	(312,361)	(703,868)

Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of December 31, 2011, and 2012, as follows:

	December 31,
	2011	2012

Loss carryforwards	$1,285,730	$1,598,091
Less - Valuation allowance	(1,285,730)	(1,598,091)

Total net deferred tax assets	$-	$-

The Company provided a valuation allowance equal to the deferred income tax assets for the years ended December 31, 2011, and 2012, because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

F-13

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

As of December 31, 2011, and 2012, the Company had approximately $3,781,559 and $4,700,268, respectively, in tax loss carryforwards that can be utilized in future periods to reduce taxable income, and will begin to expire in the year 2035.

Note 11 – Note Payable and Preferred Stock:

On September 19, 2012, the Company entered into a bridge loan agreement that created debt of $5,925,000, which is shown on the Balance Sheet as Note Payable of $5,466,200, Warrant Liability of $518,587 and Redeemable Preferred Stock of $458,800. Additionally, warrants were attached to the note payable allowing the holders to purchase 296,250 shares of Selway stock. The warrants have a strike price of $15 per share and have a life of 4 years. The Company has valued these warrants at $1.7505 using the Black Scholes pricing method.

In the event that the merger does not take place the preferred stock is valued at zero or convertible to 3.7% of the outstanding common shares of HCA stock. As of December 31, 2012, there were 40,000,009 outstanding shares, 3.7% of which would be 1,480,000 shares. The last recorded transaction for sales of HCA common stock was in June 2012 at $0.31 per share. Due to a lack of marketability and liquidity, The Company has determined this to be a conservative value for the Redeemable Preferred Stock.

The Company incurred $689,264 in offering related costs which are being amortized over the life of the loan. The note payable will be converted into 592,500 of merging company common shares as part of the merger agreement dated January 25, 2013.

Note 12 – Prior Period Adjustment:

During 2011, management determined that an error had been made in prior year consolidated financial statements. The Company recorded the issuance of common stock of 2,900,000 shares in 2011 erroneously. This error resulted in the understatement of common stock by $100,000 on the December 31, 2010 financials. The Company also adjusted the fair market value of shares issued to full-time employees and outside consultants in December 2010. This error resulted in an overstatement of common stock of $206,080. The net adjustment to correct the consolidated financial statements amounted to $106,080.

These adjustments corrected net loss for the year ended December 31, 2010 to $912,449 from $1,012,137.

Note 13 – Subsequent Events

On January 25, 2013, the Company signed a definitive merger agreement to merge the Company with Selway Capital Acquisition Corporation. Selway shall acquire all of the issued and outstanding securities in exchange for 5,200,000 shares of stock and 1,185,000 shares in exchange for the outstanding preferred stock and note payable.

The contract also has an earn out component that requires the Company to achieve certain financial goals. The determination shall be based on the combined company’s audited financial statements.

1.	1.4 million shares shall be issued if the combined company achieves consolidated revenue of at least $150 million for the 12 month period ending June 30, 2014.

2.	1.4 million shares shall be issued based if the combined company achieves consolidated revenue of at least $300 million for the 12 month period ending June 30, 2015.
a.	Should #1 not be achieved but #2 achieved the full 2.8 million shares will be issued.

3.	Cash Flow Note: Shareholders of record of HCA prior to the merger shall receive a $10 million note from the company with the following provision. 25% of all free cash flow after the first $2 million of free cash flow based on audited financials will be distributed to those shareholders. The note has no expiration date.

4.	In the case of a sale of the combined company at a price per share of at least $15 per share, all shares will be issued immediately prior to the closing and the remaining balance due on the cash flow note will be paid immediately.

F-14

HEALTHCARE CORPORATION OF AMERICA AND SUBSIDIARIES

 NOTES TO FINANCIAL STATEMENTS

December 31, 2012

The foregoing targets are to be met on an all-or-nothing basis, and there shall be no partial awards.

There are also additional management incentives in the contract. An aggregate of 1,500,000 restricted shares of common stock shall be issued to certain members of management, vesting in three equal installments. In the case of a sale of the combined company at a price per share of at least $15, all shares will vest immediately.

Formal closing is expected to be completed by April 1, 2013.

F-15